                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

            AMERICAN EDUCATIONAL PRODUCTS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                       AMERICAN EDUCATIONAL PRODUCTS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 3, 1996


The Annual Meeting of Shareholders of American Educational Products, Inc. ("AEP" or the "Company") will be held at 401 Hickory Street, Fort Collins, Colorado 80522, on June 3, 1996 at 9:00 o'clock a.m. Mountain Daylight Time, for the purpose of considering and voting upon the following:

     1. To elect five (5) Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

     2. Any other matters properly brought before said meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement. Only holders of outstanding shares of AEP common stock of record at the close of business on April 22, 1996 will be entitled to vote at the meeting or any adjournment thereof.

A copy of the Company's Annual Report to Shareholders, including financial statements for the year ended December 31, 1995, will be mailed to shareholders concurrently with the mailing of the Proxy Statement.

Shareholders are cordially invited to attend the meeting in person.

                                    IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY FILL IN, SIGN AND DATE THE ENCLOSED PROXY STATEMENT AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS. IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTION ON THE PROXY FORM.

                                   AMERICAN EDUCATIONAL PRODUCTS, INC.


                                   --------------------------------------------
                                   Michael L. Hobbs, Secretary

                         AMERICAN EDUCATIONAL PRODUCTS, INC.

                           5350 MANHATTAN CIRCLE, SUITE 210
                               BOULDER, COLORADO 80303

                                   PROXY STATEMENT
                                         FOR
                            ANNUAL MEETING OF SHAREHOLDERS

    This Proxy Statement is furnished to the Shareholders of American Educational Products, Inc. (respectively, the "Shareholders" and the "Company" or "AEP") in connection with the solicitation by the Company of proxies to be used at the Annual Meeting of Shareholders on June 3, 1996 (the "Meeting"), at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any adjournment thereof. When the accompanying proxy is properly executed and returned, the shares of common stock it represents will be voted at the Meeting and, where a choice has been specified on a proxy, will be voted in accordance with such specification. If no choice is specified on a proxy, the shares it represents will be voted FOR the election of five (5) Directors of the Company, and according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Meeting or any adjournment thereof.

    ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS. IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

    This Statement is being mailed on or about April 29, 1996, to Shareholders eligible to vote at the Meeting. Concurrently with the mailing of this Statement, the Company is furnishing to Shareholders its Annual Report for its fiscal year ended December 31, 1995.

    The Company is bearing all costs of soliciting proxies, and expressly reserves the right to solicit proxies otherwise than by mail. The solicitation of proxies by mail may be followed by telephone, telegraph or other personal solicitations of certain Shareholders and brokers by one or more of the Directors or by Officers or employees of the Company. The Company may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, the Company has not made any contracts or arrangements for such solicitations, hence it cannot identify any parties or estimate the cost of such solicitation.

    Only Shareholders of record as of the close of business on April 22, 1996 (the "Record Date"), will be entitled to vote at the Meeting. Representation of a majority of the Company's shares of common stock outstanding on such date, either in person or by proxy, constitutes a quorum for the Meeting. When a quorum is present, the vote by the holders of a majority of the shares represented at the Meeting shall decide the proposals to be voted upon at the Meeting. As of the Record Date, the Company had outstanding 4,165,272 shares of common stock ("shares"), with each share being entitled to one vote.

    1.   SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS.

    The following table sets forth, as of the date of this Proxy Statement, and as adjusted for the sale of Option Stock, the stock ownership of each person known by the Company to be the beneficial owner of five (5%) percent or more of the Company's Common Stock, $.01 par value, all Directors and Officers individually and all Directors and Officers of the Company as a group. Each person has sole voting and investment power with respect to the shares shown, except as noted.


                                                   SHARES BENEFICIALLY OWNED
    NAME & ADDRESS                                -----------------------------
 OF BENEFICIAL OWNER                              NUMBER             PERCENT(1)
- --------------------                              -------            ----------
Paul D. Whittle                                  339,635                8.2%
5350 Manhattan Circle, Suite 210
Boulder, Colorado  80303

Dr. Robert A. Scott                              129,500(2)             3.0%
32 Murray Avenue
Mahwah, N.J.  07430

Michael L. Hobbs                                 120,745(3)             2.9%
808 Buckeye
Ft. Collins, Colorado 80524

Clifford C. Thygesen                             155,029(4)             3.7%
4893 Idylwild Trail
Boulder, Colorado 80301

Clifford L. Neuman                                95,000(5)             2.3%

1507 Pine Street
Boulder, Colorado 80302

Frank L. Jennings                                 31,740(6)             0.8%
1050 Princeton Drive
Longmont, Colorado  80503

Dr. Dale LaFrenz                                  40,000(7)             1.0%
14842 Hickory Court
Eden Prairie, Minnesota  55346

Wayne R. Kirschling                               40,000(8)             1.0%
123 East Adams
Muncie, Indiana  47305

Dimensional Fund Advisers, Inc.                  208,900(9)             5.0%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Heartland Advisors, Inc.                       1,035,500(10)            24.9%
790 North Milwaukee
Milwaukee, Wisconsin  53202

All Directors and Officers                       951,649                21.1%
As A Group (8 Persons)
- ---------------------------------


(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of the date of this Proxy Statement, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group.

(2) Includes non-qualified options exercisable to purchase 10,000 shares of Common Stock at an exercise price of $2.25 per share, granted to Dr. Scott on May 9, 1991 in recognition of his services to the Company, non-qualified options exercisable to purchase 4,000 shares of Common Stock at an exercise price of $2.25 per share, granted November 16, 1993 pursuant to the Formula Plan for directors, non-qualified options exercisable to purchase 7,500 shares of Common Stock at an exercise price of $2.25 per share granted
    May 23, 1994 pursuant to the Formula Plan for directors, non-qualified options exercisable to purchase 50,000 shares of Common Stock at an exercise price of $1.80 per share granted June 5, 1995, non-qualified options exercisable to purchase 17,000 shares of Common Stock at an exercise price of $1.25 per share granted February 29, 1996 and non-qualified options exercisable to purchase 30,000 shares of Common Stock at an exercise price of $1.25 per share granted March 29, 1996.

(3) Includes 31,130 shares of Common Stock owned jointly by Mr. Hobbs and Pamela A. Turner-Hobbs, Mr. Hobbs' wife.

(4) Includes non-qualified options exercisable to purchase 5,000 shares of Common Stock at an exercise price of $1.80 per share granted June 5, 1995 pursuant to the Formula Plan for Directors, incentive stock options exercisable to purchase 29,500 shares of Common Stock at an exercise price of $1.25 per share granted February 29, 1996 and incentive stock options exercisable to purchase 50,000 shares of Common Stock at an exercise price of $1.25 per share granted March 29, 1996.

(5) Includes non-qualified options exercisable to purchase 4,000 shares of Common Stock at an exercise price of $2.25 per share, granted November 16, 1993 pursuant to the Formula Plan for directors, non-qualified options exercisable to purchase 5,000 shares of Common Stock at an exercise price of $2.25 per share granted May 23, 1994 pursuant to the Formula Plan for directors, incentive stock options exercisable to purchase 1,000 shares of Common Stock at an exercise price of $2.25 per share granted under the 1990 ISOP, non-qualified options exercisable to purchase 5,000 shares of Common Stock at an exercise price of $1.80 per share granted June 5, 1995 pursuant to the Formula Plan for Directors, and non-qualified options exercisable to purchase 20,000 shares of Common Stock at an exercise price of $1.25 per share granted March 29, 1996.

(6) Includes incentive stock options exercisable to purchase 24,000 shares of Common Stock at an exercise price of $2.25 per share granted under the 1990 ISOP.

(7) Includes non-qualified options exercisable to purchase 20,000 shares of Common Stock at an exercise price of $1.59375 per share, granted February 9, 1995 pursuant to the Formula Plan for directors, and non-qualified options exercisable to purchase 20,000 shares of Common Stock at an exercise price of $1.25 per share granted March 29,1996.

(8) Includes non-qualified options exercisable to purchase 20,000 shares of Common Stock at an exercise price of $1.59375 per share, issued February 9, 1995 pursuant to the Formula Plan for directors, and non-qualified options exercisable to purchase 20,000 shares of Common Stock at an exercise price of $1.25 per share granted March 29, 1996.

(9) Dimensional Fund Advisers, Inc. ("Dimensional"), a Delaware Corporation and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is deemed to have beneficial ownership of all 208,900 shares of the Company's Common Stock as of December 31, 1995, all of which are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. The foregoing information has been furnished to the Company by Michael T. Scardina, Vice President & Chief Financial Officer of Dimensional, in a report of beneficial ownership on Schedule 13G, the accuracy of which has not been independently verified by the Company.

(10)Heartland Advisors, Inc. is a Wisconsin corporation. Voting and investment power with respect to securities held by Heartland Advisors, Inc. is exercised by its Board of Directors. The foregoing information has been furnished to the Company by Patrick Retzer, a representative of Heartland Advisors, Inc., in a report of beneficial ownership on Schedule 13G, the accuracy of which has not been independently verified by the Company.



    2.   ELECTION OF DIRECTORS.

    The Directors have voted to nominate five (5) Directors for election to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Each of the following nominees has consented to be nominated to serve as a Director of the corporation. All of the nominees are currently Directors of the Company.

    The Company's Articles of Incorporation expressly prohibit cumulative voting. Therefore, the holders of a majority of the Company's shares could elect all of the Directors. It is expected that the proxies received by the Directors' nominees will be voted, except to the extent that authority is withheld on any proxy as to all or one or more individuals, to elect as Directors the following nominees, whose principal occupations during the past five (5) years, directorships and certain other affiliations and information are set forth below:

          Name                    Age                    Position
    --------------------          ---            -------------------------

    Dr. Robert A. Scott           56             Director
    Clifford C. Thygesen          59             President and Director
    Clifford L. Neuman            47             Director
    Dr. Dale LaFrenz              58             Director
    Dr. Wayne R. Kirschling       53             Director

         DR. ROBERT A. SCOTT, director since 1991, and Chairman of the Board since April, 1995, has been President, Chief Executive Officer and Professor of Sociology and Anthropology at Ramapo College of New Jersey since 1985. Ramapo College is a coeducational state-supported residential institution of liberal arts, sciences and professional studies. From 1979 to 1985, he served as Assistant Commissioner and Director of Academic Affairs for the Indiana Commission for Higher Education, where he was responsible for the coordination of state-wide higher education strategic planning for both public and private institutions. From 1969 to 1979, he was Associate Dean and Senior Administrator of the College of Arts and Sciences of Cornell

University. Dr. Scott is a member of the Board of Advisors of NCO Investors II, L.P., a leveraged investment partnership, a member of the Executive Committee of Hillcrest Health Service Systems, Inc., a holding company for the Hackensack Medical Center Teaching Hospital and four other subsidiaries, and Associate Director and member of the Business Development and Marketing Advisory Board of the International Banking Committee of the United Jersey Bank, a component of UJB Financial, Inc. Dr. Scott is Chairman of the Commission on International Education of the American Council on Education, a founding member of the Advisory Board of the New Jersey Center for International Business Education and Research at Rutgers University, Chairman of the College and University Educational Satellite Services sponsored by the American Association of State Colleges and Universities and Public Broadcasting System, Chairman of the Board of Directors of the New Jersey Association of Colleges and Universities, and a member of numerous additional professional associations. Dr. Scott received his B.A. from Bucknell University and his Ph.D. in Sociology and Organizational Ethnography from Cornell University.

    CLIFFORD C. THYGESEN, President of the Company since January 22, 1996 and a Director since 1986, also served as its Executive Vice-President from 1986 until January 1992. Mr. Thygesen is also currently a director of Rockies fund, Inc. a Colorado Springs, Colorado based Business Development Company registered under the Investment Company Act of 1940. From 1971 to 1973, Mr. Thygesen was Vice-President of Operations for the Ithaca Gun Company of Ithaca, New York, a manufacturer of high quality firearms. From 1973 to 1976, Mr. Thygesen served as President of Alpine Designs Corporation, a company which produces backpacking equipment, skiwear and hunting apparel. During the period of his employment with Ithaca Gun Company and Alpine Designs, these two companies were subsidiaries of General Recreation, Inc. In 1975 and 1976, Mr. Thygesen was corporate Director of Manufacturing for General Recreation, Inc., and, in this capacity, assumed responsibility for decentralizing manufacturing operations in addition to his duties at Alpine Designs. From 1977 to 1981, he served as Vice-President of Manufacturing for Pure Cycle Corporation, a company that designed water recycling systems for residential use. From 1981 until February, 1988, Mr. Thygesen was President, Chief Operating Officer and a Director of Tri Coast Environmental Corporation, formerly Colorado Venture Capital Corporation. He received his B.S. degree in Industrial Administration from the University of Illinois in 1961.

    CLIFFORD L. NEUMAN has served as a Director of the Company since November, 1990 and as Secretary from 1992 through 1994. Mr. Neuman is a licensed, practicing attorney and a partner in the law firm of Neuman & Cobb, located in Boulder, Colorado. Mr. Neuman has served as legal counsel to the Company and its subsidiaries since 1986. Mr. Neuman received his Bachelor of Arts degree from Trinity College in 1970 and his Juris Doctorate degree from the University of Pennsylvania School of Law in 1973.

    DR. DALE LAFRENZ has served as a Director of the Company since February, 1995. Dr. LaFrenz currently serves as President and Chief Executive Officer of Minnesota Educational Computing Consortium ("MECC"), a publicly held company, recognized as a leader in the educational software industry. Dr. LaFrenz's association with MECC began in 1975. From 1975 through 1979, Dr. LaFrenz progressed from a consultant retained to assist with MECC's start-up activities to the Acting Executive Director of MECC. During this period, Dr. LaFrenz planned and directed the implementation of a state-wide organization to provide and regulate instructional timesharing and management information services for all educational agencies, developed, planned and directed the building and running of a large computer center that provided multi-purpose timesharing to 400 concurrent users via 1,000 multiplexed terminals, built a state-wide organization to provide user services to 400+ educational agencies and planned the transition from state-wide timesharing services to microcomputers and began implementation by negotiation of the first bulk purchase of Apple computers. In 1979 Dr. LaFrenz left MECC and joined Scott Foresman & Company, where, from 1979 through 1985 Dr. LaFrenz advanced from Manager to Vice President and General Manager of the Electronic Publishing division. In 1985 Dr. LaFrenz left Scott Foresman & Company to join Control Data Corporation. In 1986, Dr. LaFrenz rejoined MECC as Vice President of Marketing. Shortly after rejoining MECC Dr. LaFrenz assumed the position of Acting President, and in 1987 was named President and Chief

Executive Officer. Since rejoining MECC, Dr. LaFrenz has established MECC as the leader in the stand-alone educational software industry and positioned MECC as one of the top four publishers in the consumer software home education market. Dr. LaFrenz received a B.S. degree in Mathematics in 1961 from Mankato State university and his Ph.D in Mathematics Education in 1978 from the University of Minnesota.

    DR. WAYNE R. KIRSCHLING was elected as a director in February, 1995. Dr. Kirschling currently serves as a Corporate Vice President of Ontario Corporation, a closely held Indiana corporation with corporate headquarters in Muncie, Indiana. Ontario engages in the manufacture and refurbishment of components used in jet engines; the manufacture and refurbishment of components used in semiconductor process equipment; provides metallurgical, chemical and environmental laboratory testing; develops software and systems for enterprises involved in collections and accounts receivable management; and is involved in the development of an industrial park. From 1978-1986, Dr. Kirschling served as Deputy Commissioner of Higher Education for the Indiana Commission for Higher Education located in Indianapolis, Indiana, where he was responsible for working with the Governor, the State Legislature and Indiana's public and private colleges on operating and capital budget requests, student aid funding and approval of new institutions, and new academic programs. From 1971-1978, he was Associate Director of the National Center for Higher Education Management Systems located in Boulder, Colorado, where he was responsible for working with public and private colleges throughout the U.S. to develop and implement new management techniques and for operating a visiting scholars program for scholars drawn from American and foreign universities, industry and government. From 1964-1969, Dr. Kirschling served as an officer in the U.S. Air Force, including assignments with the Office of the Secretary of the Air Force in Washington, D.C. and at the U.S. Air Force Academy located in Colorado. He has taught at a number of colleges and universities including the University of Colorado, Butler University, the University of Indianapolis and the U.S. Air Force Academy. He received his B.S. degree from the U.S. Air Force Academy, an M.S. in Industrial Engineering from Stanford University and an M.B.A. and D.B.A. in Management Science from the University of Colorado.

    Each Director will be elected to serve until the next Annual Meeting of Shareholders in 1997 or until a successor is duly elected and qualified.

    During the 1995 fiscal year, ten (10) meetings of the Board of Directors were held, including regularly scheduled and special meetings. All meetings were attended by 100% of the Board members. Outside Directors were reimbursed their expenses associated with attendance at such meetings or otherwise incurred in connection with the discharge of their duties as a Director.

    The Company has adopted a Formula Compensation Plan for outside Directors. For their services, all outside Directors are paid an annual fee of $10,000 each, with the Chairman receiving an additional $12,000. In addition to cash compensation, each outside Director is entitled to receive non-qualified stock options exercisable to purchase 10,000 shares of Common Stock at an exercise price equal to 85% of market value on the date of grant for each of the first two (2) years of service as an outside Director; beginning with the third year of service, each outside Director is entitled to receive for each additional year of service non-qualified options exercisable to purchase 5,000 shares of Common Stock at an exercise price equal to 85% of the market value of the Common Stock on the date of grant.

    During 1995, the Company had standing Audit, Compensation and Nominating Committees of the Board of Directors. The members of the Audit Committee were Clifford L. Neuman, Clifford C. Thygesen and Dr. Wayne R. Kirschling. No member of the Audit Committee receives any additional compensation for his service as a member of that Committee. During 1995, the Audit Committee held five (5) meetings which were attended by all of its members. The Audit Committee is responsible for providing assurance that financial disclosures made by Management reasonably portray the Company's financial condition, results of operations, plan and long-term commitments. To accomplish this, the Audit Committee oversees the external audit coverage, including the annual nomination of the independent public accountants, reviews accounting policies and policy decisions, reviews the financial statements, including interim financial statements and annual financial statements, together with auditor's opinions, inquires about the existence and substance of any significant accounting accruals, reserves or estimates made by Management, reviews with Management the Management's Discussion and Analysis section of the Annual Report, reviews the letter of Management Representations given to the independent public accountants, meets privately with the independent public accountants to discuss all pertinent matters, and reports regularly to the Board of Directors regarding its activities.

    During 1995, the Compensation Committee consisted of Dr. Robert A. Scott and Clifford C. Thygesen and Dr. Dale LaFrenz. No member of the Compensation Committee receives any additional compensation for his service as a member of that Committee. During 1995, the Compensation Committee held five (5) formal meetings which were attended by all of its members. The Compensation Committee is responsible for reviewing pertinent data and making recommendations with respect to compensation standards for the executive officers, including the President and Chief Executive Officer, establishing guidelines and making recommendations for the implementation of Management incentive compensation plans, reviewing the performance of the President and CEO, establishing guidelines and standards for the grant of incentive stock options to key employees under the Company's Incentive Stock Option Plan, and reporting regularly to the Board of Directors with respect to its recommendations.

    During 1995, the Company's Nominating Committee consisted of Dr. Wayne Kirschling, Dr. Robert A. Scott and Clifford L. Neuman. No member of the Nominating Committee receives any additional compensation for his service as a member of that Committee. During 1995, the Nominating Committee held two (2) formal meetings which were attended by all of its members. The Nominating Committee was responsible for recommending a slate of Director nominees to be considered for election at the Company's 1995 Annual Meeting of Shareholders, which recommendation was unanimously approved by the Board of Directors. While the Nominating Committee has not in the past considered nominees recommended by securityholders outside of Management, if securityholders have recommendations regarding nominees for the Board of Directors, communication should be addressed to Mr. Thygesen at the principal executive offices of the Company.

    Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, outside disinterested directors.


    3.   EXECUTIVE COMPENSATION.

    The following tables and discussion set forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer ("CEO"), and the Company's four (4) most highly compensated executive officers other than the CEO, for all services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three (3) completed fiscal years; provided, however, that no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

                                       TABLE 1
                              SUMMARY COMPENSATION TABLE


                                                                                    Long Term Compensation
                                                                                   ------------------------
                                                 Annual Compensation                     Awards           Payouts
                                          -----------------------------------------------------------------------
                                                                     Other                                             All
                                                                     Annual      Restricted                           Other
Name and                                                             Compen-       Stock     Options/       LTIP     Compen-
Principal                                    Salary        Bonus     sation       Award(s)     SARs        Payouts    sation
Position                           Year       ($)           ($)       ($)(1)        ($)        (#)           ($)       ($)
- -----------------------------------------------------------------------------------------------------------------------------

Paul D. Whittle, CEO,              1995     170,000         -0-      25,732         -0-      10,000         -0-         -0-
  President of AEP and
  President of Scott               1994     170,000         -0-      25,155         -0-      10,000         -0-         -0-
  Resources, Inc, Hubbard
  Scientific, Inc., Summit         1993     161,619         -0-      19,291         -0-      10,000         -0-         -0-
  Learning, Inc. and AEP
  Media(2)

- -----------------------------------------------------------------------------------------------------------------------------


(1) All executive officers of the Company participate in the Company's group health insurance plan. In addition, Mr. Whittle has the use of a Company leased vehicle, and the Company reimburses Mr. Whittle for medical expenses incurred and not otherwise covered by the Company's group health insurance plan, except as indicated, no executive officer received perquisites and other personal benefits which, in the aggregate, exceeded the lesser of either $50,000 or 10% of the total of annual salary and bonus paid during the respective fiscal years.

(2) Effective January 22, 1996, Mr. Whittle voluntarily resigned as CEO and President of AEP. Mr. Whittle was replaced as President of AEP by Clifford
    C. Thygesen.  (See "TRANSACTIONS WITH MANAGEMENT AND OTHERS").

MANAGEMENT BONUS PLANS

    1993.     For the fiscal year which ended December 31, 1993, the Company's
Board of Directors again revised the Management Bonus Plan (the "1993 Management Bonus Plan"). Participants in the 1993 Management Bonus Plan included the Company's President, Paul D. Whittle and the three subsidiary Presidents (Messrs. Hobbs, Bond and DiStefano), and Mr. John Panasewicz, the Company's then Vice-President of Finance. Under the Plan, each participant was able to receive an annual bonus payment of up to sixty percent (60%) of base salary, based upon the Company achieving its 1993 Operating Plan. Specifically, the 1993 Management Bonus Plan consists of two distinct bonus pools: a Base Bonus Pool which is tied to and based upon operating income generated in 1993 in excess of 1992 actual operating income and up to the 1993 Operating Income Plan (the "Base Bonus Pool"), and an Excess Bonus Pool tied to 1993 operating income in excess of the 1993 Operating Plan (the "Excess Bonus Pool"). During fiscal 1993, the Base Bonus Pool accumulated a total of $19,034. Bonuses earned under the 1993 Management Bonus Plan were payable quarterly, with 60% of all bonus earned and accrued to date paid currently, and 40% accrued and payable at year-end.

    1994.     For the fiscal year ended December 31, 1994, the terms of the
Management Bonus Plan ("1994 Management Bonus Plan") remained substantially the same as the 1993 Management Bonus Plan. Participants in the 1994 Management Bonus Plan included Paul D. Whittle, the Company's President, Michael

Hobbs, Vice President and Chief Operating Officer, Frank L. Jennings, Vice President and Chief Financial Officer, George McMahon, General Manager of Summit Learning and Robert Glore, General Manager of Churchill Media. Because the Company's results of operations were substantially below forecasts, no bonuses were earned or paid in fiscal 1994 under the 1994 Management Bonus Plan.

    1995.     For the fiscal year ended December 31, 1995, the terms of the
Management Bonus Plan ("1995 Management Bonus Plan") remained substantially the same as the 1993 and 1994 Management Bonus Plans. Participants in the 1995 Management Bonus Plan included Paul D. Whittle, the Company's President, Michael Hobbs, Vice President and Chief Operating Officer, Frank L. Jennings, Vice President and Chief Financial Officer, George McMahon, General Manager of Summit Learning and Robert Glore, General Manager of Churchill Media. Because the Company's results of operations were substantially below forecasts, no bonuses were earned or paid in fiscal 1995 under the 1995 Management Bonus Plan.

401(K) SAVINGS PLAN

    During the fiscal year ended December 31, 1993, the Company adopted a 401(k) Savings Plan (the "401(k) Plan"). All full-time employees of the Company who have reached age twenty-one (21) and completed one (1) year of service with the Company are eligible to participate in the 401(k) Plan.

    Under the 401(k) Plan, eligible employees are permitted to defer up to fifteen percent (15%) (unless deemed highly compensated employees by government guidelines) of their compensation limited by (i) the maximum amount allowed to be deferred for federal income tax purposes; (ii) the maximum amount which will not cause the 401(k) Plan to violate any non-discrimination rules; and (iii) the amount which would not cause the 401(k) Plan to exceed the maximum amount allowable as a deduction under Section 404 of the Internal Revenue Code. During fiscal 1995, the Company matched twenty-five percent (25%) of an employee's contribution, subject to a maximum contribution by the Company equal to one percent (1%) of such employee's annual compensation. The maximum allowable compensation deferral for any one employee in calendar 1995 was $9,240. Subject to certain restrictions, contributions to the 401(k) Plan will be invested by the trustees of the 401(k) Plan in accordance with directions of each participant.

    Salary deferral contributions are always 100% vested. Matching contributions are fully vested after five years of continuous employment; partial vesting begins after two years of continuous employment. Participants or their beneficiaries are entitled to payment of benefits (i) upon retirement at age 65; (ii) upon death or disability; or (iii) upon termination of employment, if the participant elects to receive a distribution of his account balance prior to one of the events listed in (i) or (ii) above. In addition, hardship distributions to participants from the 401(k) Plan are available under certain conditions. The amount of benefits ultimately payable to a participant under the 401(k) Plan will depend on the performance of the funds to which contributions are made on the participant's behalf. During fiscal 1995, the Company contributed $26,400 to the 401(k) Plan as matching contributions.

EMPLOYEE STOCK PURCHASE PLAN

    In 1989, the Company's shareholders ratified and approved a qualified Employee Stock Purchase Plan ("ESPP") pursuant to Section 423 of the Internal Revenue Code of 1986, as amended. Pursuant to the ESPP, the Company has been authorized to offer up to 50,000 shares per year over a three-year term, or a total of 150,000 shares, to the Company's employees. The term of the ESPP was subsequently extended for an additional period of three (3) years commencing upon the initial expiration date and ending on the third anniversary of such date. The ESPP includes certain restrictions which preclude participation by part-time employees and employees owning five percent (5%) or more of the Company's Common Stock. The purchase price for the shares may not be less than eighty-five percent (85%) of the market value of the stock on either the Enrollment Date or the Exercise Date as those terms are defined in the ESPP. The ESPP was first implemented in 1991. Employees of the Company are currently participating in the ESPP pursuant to subscriptions whereby shares are being purchased under a program of payroll deductions.

INCENTIVE STOCK OPTION PLAN

    In 1990, the Board of Directors and the shareholders of the Company adopted the American Educational Products, Inc. 1990 Incentive Stock Options Plan (the "ISOP"). Pursuant to the terms of the ISOP, as amended, the Company's Board of Directors is authorized to issue options for the purchase of up to 1,142,000 shares of the Company's Common Stock to key employees of the Company. Options granted under the ISOP are incentive stock options within the meaning of Section 422 of the Internal Revenue Code. They are exercisable at prices which were equal to at least one hundred percent (100%) of the fair market value of the Company's freely trading Common Stock on the date of grant, or in the case of an optionee who beneficially owns stock representing more than ten percent (10%) of the total combined voting power of the Company, the exercise price of the option is not less than one hundred and ten percent (110%) of the market price of the shares on the date of grant. Only key management and employees of the Company are eligible to participate in the ISOP.

    The ISOP is administered by the Board of Directors, which determines eligible employees, the times and numbers of options to be granted, and the periods for which such options may be granted. There are limitations on the number of options which may be granted and the aggregate fair market value of the stock in any given year. All options granted under the ISOP are subject to vesting over a period of three (3) years from the date of grant.

    As of December 31, 1995, incentive stock options to purchase 623,000 shares of Common Stock were outstanding and unexercised, having an average exercise price of $2.07 per share. During the Company's fiscal year ended December 31, 1995, 25,500 options were exercised at an average exercise price of $1.00 per share to purchase shares pursuant to the ISOP.

    The following table sets forth certain information concerning the exercise of incentive stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options on an aggregated basis:

                                       TABLE 2

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                             AND FY-END OPTION/SAR VALUES


                                                                                       Value of
                                                              Number of               Unexercised
                                                             Unexercised             In-the-Money
                                                            Options/SARs             Options/SARs
                                                            at FY-End (#)           at FY-End ($)(2)
                                                            -------------           ----------------
                   Shares Acquired     Value Realized(1)    Unexercisable/
Name               on Exercise (#)          ($)              Exercisable              Exercisable
- -------------------------------------------------------------------------------------------------------

Paul D. Whittle         -0-                 -0-                 10,000/                  $-0-
                                                                20,000


- -------------------------------------------------------------------------------------------------------


(1) Value Realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of the Common Stock on the date the options are exercised.

(2) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options.


    There are outstanding common stock purchase warrants exercisable to purchase 220,000 shares of Common Stock of the Company at an average exercise price of $4.16 per share, including 100,000 held of record by New Street Partners and New Street Partners II, general partnerships, of which Terry L. Nagelvoort, a former director, is controlling general partner. These warrants were issued as investment banking fees to Nagelvoort & Company, Inc. Also includes warrants exercisable to acquire 120,000 shares of Common Stock held by John G. Kinnard & Company, the Company's principal market maker.


    4.   TRANSACTIONS WITH MANAGEMENT AND OTHERS.

LEGAL COUNSEL

    Clifford L. Neuman has served as a member of the Company's Board of Directors since November 1990 and as Secretary of the Company from February, 1992 through November, 1994.

    Mr. Neuman is a partner in the law firm of Neuman & Cobb, which has served as legal counsel to the Company since its inception in 1986.

    During 1994 and 1995, the Company paid Neuman & Cobb approximately $56,233 and $16,347, respectively, for legal services rendered during the respective fiscal years. The Company was not charged for any of the time which Mr. Neuman devoted to the Company in his capacity as Secretary, however, during 1994, Mr. Neuman was given incentive stock options exercisable to purchase 1,000 shares of Common Stock at an exercise price of $2.25 per share granted under the 1990 ISOP and non-qualified options exercisable to purchase 5,000 shares of Common Stock granted May 23, 1994 pursuant to the Formula Plan for directors, and, during fiscal 1995, Mr. Neuman was given non-qualified options exercisable to purchase 5,000 shares of Common Stock granted June 5, 1995 pursuant to the Formula Plan for directors. Finally, during fiscal 1994 and fiscal 1995, Mr. Neuman received $10,000 in consideration for his services as a director of the Company.

TRANSFER OF CORPORATE ASSETS

    On January 22, 1996, Paul Whittle voluntarily resigned as President and CEO of the Company. Under the terms of Mr. Whittle's employment agreement the Company is required to continue paying Mr. Whittle his base salary until August 31, 1996. In addition, the Company agreed to transfer certain corporate assets to Mr. Whittle in connection with his resignation, including a computer, automobile and certain items of office furniture, which assets had an aggregate value of $29,000.


    5.   COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Under the Securities Laws of the United States, the Company's Directors, its Executive (and certain other) Officers, and any persons holding more than ten percent (10%) of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the

Securities and Exchange Commission and the NASDAQ stock market. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates.

    Based solely on review of the copies of such reports required by Section 16(a), the Company believes that its officers, Directors, and stockholders owning greater than 10% of the Common Stock of the Company complied with all applicable Section 16(a) filing requirements during 1995.


    6.   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

    Hein + Associates, CPA, served as the Company's principal accountant for the fiscal year ended December 31, 1995 and is expected to be retained as the Company's principal accountant for the fiscal year ending December 31, 1996. Representatives of Hein & Associates, CPA, are not expected to be present at the Annual Meeting of Shareholders. However, should representatives of Hein & Associates, CPA attend the Annual Meeting of Shareholders, said representatives will have an opportunity to make a statement if they so desire or to respond to appropriate questions.


                                    OTHER MATTERS

    The Company's management is not aware of other matters which may come before the Meeting. The Directors' designees or other persons named in the accompanying form of proxy will vote said proxy in accordance with their judgment if any other matter does properly come before the Meeting. A majority of those votes present at the Meeting cast in favor of any such matter will result in the passage of such matter.

    A copy of Form 10-KSB, the annual report filed by the Company with the Securities and Exchange Commission, will be furnished without charge to any person who requests it in writing, from the office of the company at its address noted on this Proxy Statement.


                                  AMERICAN EDUCATIONAL PRODUCTS, INC.



                                  By:  /s/ Michael L. Hobbs
                                      ----------------------------------------
                                       Michael L. Hobbs, Secretary



                                 1997 ANNUAL MEETING



    No definitive date for the Annual Meeting of Shareholders in 1996 has been established. Qualifying shareholders may submit proposals that are consistent with the Company's Bylaws and federal securities laws to the Company for inclusion in the Company's proxy material relating to the 1996 Annual Meeting. The Company must receive such proposals at its business address (set forth at the beginning of this Proxy Statement) no later than February 28, 1997.

                       AMERICAN EDUCATIONAL PRODUCTS, INC.
                    PROXY SOLICITED ON BEHALF OF THE COMPANY

     The undersigned hereby constitutes and appoints Clifford C. Thygesen or Michael L. Hobbs (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Annual Meeting of the Shareholders of American Educational Products, Inc. (the "Company") to be held at 401 Hickory Street, Fort Collins, Colorado 80522, on June 3, 1996 at 9:00 o'clock a.m. Mountain Daylight Time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

     (1)  FOR                           WITHHOLD AUTHORITY
              ----------                                   ----------

          To elect all of the nominees listed below:

          Clifford C. Thygesen, Dr. Robert A. Scott,
          Clifford L. Neuman, Dr. Dale LaFrenz and Dr. Wayne R. Kirschling

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below)

               -----------------------------------------------

     (2)  Upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.

(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

(PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)

Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.

                              Date                                     , 1996
                                   ------------------------------------

                              ------------------------------------------------
                              Name (please type or print)

                              ------------------------------------------------
                              Signature

                              ------------------------------------------------
                              Signature, if held jointly

     Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.